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                                                                        EXHIBIT 11.1

                              VALERO ENERGY CORPORATION AND SUBSIDIARIES
                                   COMPUTATION OF EARNINGS PER SHARE
                           (Thousands of Dollars, Except Per Share Amounts)


                                                                      Three Months Ended
                                                                          March 31,
                                                                      1996          1995

COMPUTATION OF EARNINGS PER SHARE
 ASSUMING NO DILUTION:
   Net income. . . . . . . . . . . . . . . . . . . . . . . . . .   $   19,914     $    3,759
   Less:  Preferred stock dividend requirements. . . . . . . . .       (2,841)        (2,964)

   Net income applicable to common stock . . . . . . . . . . . .   $   17,073     $      795

   Weighted average number of shares of common
      stock outstanding. . . . . . . . . . . . . . . . . . . . .   43,748,550     43,573,008

   Earnings per share assuming no dilution . . . . . . . . . . .   $      .39     $      .02

COMPUTATION OF EARNINGS PER SHARE
 ASSUMING FULL DILUTION:
   Net income. . . . . . . . . . . . . . . . . . . . . . . . . .   $   19,914     $    3,759
   Less:  Preferred stock dividend requirements. . . . . . . . .       (2,841)        (2,964)
   Add:  Reduction of preferred stock dividends
      applicable to the assumed conversion of
      Convertible Preferred Stock. . . . . . . . . . . . . . . .        2,695          2,695

   Net income applicable to common stock
      assuming full dilution . . . . . . . . . . . . . . . . . .   $   19,768     $    3,490

   Weighted average number of shares of common
      stock outstanding. . . . . . . . . . . . . . . . . . . . .   43,748,550     43,573,008
   Weighted average common stock equivalents
      applicable to stock options. . . . . . . . . . . . . . . .      438,815         55,858
   Weighted average shares issuable upon conversion
      of Convertible Preferred Stock . . . . . . . . . . . . . .    6,381,798      6,381,798

   Weighted average shares used for computation. . . . . . . . .   50,569,163     50,010,664

   Earnings per share assuming full dilution . . . . . . . . . .   $      .39     $      .07 <F1>

<F1>
This calculation is submitted in accordance with paragraph 601(b)(11) of Regulation S-K although it is contrary to APB Opinion No. 15 because it produces an antidilutive result.

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